                                                                     Exhibit 4.2
                                  PSINET INC.


                               FIRST AMENDMENT TO
                               DEPOSIT AGREEMENT



     THIS FIRST AMENDMENT TO DEPOSIT AGREEMENT, dated as of February 7, 2000 (this "First Amendment"), by and between PSINet Inc., a New York corporation (the "Company") and Wilmington Trust Company (the "Deposit Agent"), as deposit agent for the benefit of the Holders of the 7% Series D Cumulative Convertible Preferred Stock (the "Preferred Stock").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, the Company and the Deposit Agent are parties to that certain Deposit Agreement, dated as of February 1, 2000 (the "Deposit Agreement");

     WHEREAS, the Company and the Deposit Agent desire to amend the Deposit Agreement in the manner set forth in this First Amendment;

     WHEREAS, on February 2, 2000, the purchasers exercised their option under the Purchase Agreement in respect of the purchase of the Over-Allotment Shares (the "Over-Allotment Offering"); and

     WHEREAS, all capitalized terms not defined herein have the meanings ascribed to them in the Deposit Agreement.

     NOW, THEREFORE, in consideration of the above premises and such other good and valuable consideration the sufficiency of which is hereby acknowledged, each party agrees for the benefit of the other, as follows:

                                   ARTICLE 1

                                   AMENDMENT
                                   ---------

     Section 1.1  Exhibit B Amendment.  The Deposit Agreement is hereby amended
                  -------------------
to modify Exhibit B thereto to add thereto the list of Treasury strips in the form attached hereto as Schedule A, which Treasury strips shall be purchased for purposes of investing the funds deposited into the Deposit Account in connection with the offering of the Over-Allotment Shares.

                                   ARTICLE 2

                                 MISCELLANEOUS
                                 -------------

     Section 2.1  Governing Law.  This First Amendment shall be governed and
                  -------------
construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

     Section 2.2  Counterparts.  This First Amendment may be executed in any
                  ------------
number of counterparts all of which, taken together, shall constitute the same agreement.

     Section 2.3  Deposit Agreement.  Except as amended hereby, the Deposit
                  -----------------
Agreement is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. From and after the effectiveness of this First Amendment, any reference to the Deposit Agreement shall mean the Deposit Agreement as amended by this First Amendment.





                   [signatures appear on the following page]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.



                                    PSINET INC.



                                    By: /s/ Michael J. Malesardi
                                       --------------------------------
                                        Name:  Michael J. Malesardi
                                        Title: Vice President and Controller



                                    WILMINGTON TRUST COMPANY



                                    By: /s/ James J. McGinley
                                       --------------------------------
                                        Name: James J. McGinley
                                        Title: Authorized Signor

                                   Schedule A
                                   ----------

                                  PSINet Inc.

                           DEPOSIT ACCOUNT PURCHASES
                                   Amendment

                        Trade Settlement Date: 02/07/00


   CUSIP #         FACE                ISSUE             PRICE        COST
                  VALUE
------------------------------------------------------------------------------

912833FL9      $2,528,000.00    U.S. TREASURY STRIP     0.98504  $2,490,181.12
                                DUE 5/15/2000

912820AX5      $2,187,000.00    U.S. TREASURY STRIP     0.97012  $2,121,652.44
                                DUE 8/15/00

912833FM7      $2,188,000.00    U.S. TREASURY STRIP     0.95398  $2,087,308.24
                                DUE 11/15/00

912820AZ0      $2,187,000.00    U.S. TREASURY STRIP     0.93766  $2,050,662.42
                                DUE 2/15/01

Total Value    $9,090,000.00                                     $8,749,804.22
               =============                                     =============

                              Less Excess Deposit
                              Funds                              $ (130,648.64)
                                                                 -------------

                              Total Funding of Deposit
                              Account                            $8,619,155.58
                                                                 =============